EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated July 20, 2012, with respect to the financial statement of Advisors Disciplined Trust 871, comprising High Yield & Income Closed-End Portfolio, Series 2012-2, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-180938) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
July 20, 2012